UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 7, 2017

Icagen, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-54748	20-0982060
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4222 Emperor Blvd., Suite
350 Research Triangle Park,

Durham, NC 27703

(Address of principal executive offices)

(zip code)

(919) 941-5206

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☑

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☑

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 7, 2017, the Employment Agreement between Dr. Benjamin Warner and Icagen, Inc. (the “Company”), dated March 15, 2013, as amended (the “Employment Agreement”) was terminated. In addition, on July 7, 2017, Dr. Benjamin Warner resigned from the Board of Directors of the Company and from all other positions with the Company. Dr. Warner intends to return his focus to other projects on a full-time basis. In connection with his resignation, the Company executed certain release agreements (the “Release Agreements”) with Dr. Warner. Pursuant to the Release Agreements, Dr. Warner’s Employment Agreement was terminated by mutual agreement, Dr. Warner and the Company exchanged mutual releases and the Company agreed to continue the payments currently due to Dr. Warner under the Employment Agreement, through the end of its stated term notwithstanding its termination.

The foregoing description of the Release Agreements are qualified in their entirety by reference to the full text of the Release Agreements, copies of which are filed as Exhibits 10.1 and 10.2, respectively herein, and incorporated herein by reference to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)           Exhibits

The following exhibits are being filed as part of this Current Report on Form 8-K.

Exhibit Number	Description

10.1	Settlement and Release Agreement, dated July 7, 2017, by and between Icagen, Inc. and Dr. Benjamin Warner
10.2	Settlement and Age Discrimination in Employment Act Release Agreement, dated July 7, 2017, by and between Icagen, Inc. and Dr. Benjamin Warner

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 11, 2017	ICAGEN, INC.

	By:	/s/ Richard Cunningham
	Name:	Richard Cunningham
	Title:	Chief Executive Officer

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